SECTION 906 CERTIFICATION



     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of the World Insurance Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:     March 8, 2004

/s/ John Pasco, III
Name: John Pasco, III
Title: Chief Executive Officer

     This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.


     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of the World Insurance Trust (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:     March 8, 2004

/s/ John Pasco, III
Name: John Pasco, III
Title: Chief Financial Officer

     This certification is being furnished solely pursuant to 18 U.S.C. Section1350 and is not being filed as a part of the Report or as a separate disclosure document.